                                                                   Exhibit 10.52

                              COAL SUPPLY AGREEMENT

         This is a coal supply agreement (the "Agreement") dated January 1, 2000 between LOUISVILLE GAS AND ELECTRIC COMPANY AND KENTUCKY UTILITIES COMPANY, Kentucky corporations, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer"), and McELROY COAL COMPANY, CONSOLIDATION COAL COMPANY, CONSOL PENNSYLVANIA COAL COMPANY, GREENON COAL COMPANY, NINEVEH COAL COMPANY, EIGHTY FOUR MINING COMPANY, AND ISLAND CREEK COAL COMPANY, Delaware corporations, 1800 Washington Road, Pittsburgh, Pennsylvania 15241, (collectively "Seller").

         The parties hereto agree as follows:

         SECTION 1.GENERAL. Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

         SECTION 2.TERM. The term of this Agreement shall commence on January 1, 2000 and shall continue through December 31, 2002, subject to the price review set forth in Section 8.1.

                                                             CONSOL ENERGY, INC.
                                                       LG&E CONTRACT #1,GE 00010
                                                           KU CONTRACT #KUF00731

         SECTION 3.QUANTITY.

         Section 3.1 BASE QUANTITY. Subject to the price review set forth in
SECTION 8.1, Seller shall sell and deliver, and Buyer shall purchase and accept delivery of the following annual base quantity of coal ("Base Quantity"):

                  YEAR                      BASE QUANTITY (TONS)
                  ----                      --------------------
                  2000                             3,000,000
                  2001                             3,000,000
                  2002                             3,000,000

                  The Base Quantity will be delivered in approximately equal monthly quantities and in accordance with a mutually agreed upon schedule.

         Section 3.2 OPTION TO INCREASE OR DECREASE QUANTITY. Buyer shall have the right to increase or decrease the Base Quantity to be delivered hereunder by up to 75,000 tons per calendar quarter (three months). For example, if Buyer increases the quantity by 75,000 tons per quarter during a calendar year, the net increase will be 300,000 tons. Buyer shall exercise such option by giving Seller such notice stating Buyer's exercise of the option and specifying the increase or decrease in tonnage, no later than thirty days prior to the first day of the quarter in which the increased or decreased tonnage will be delivered.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         SECTION 4. SOURCE.

         Section 4.1 SOURCE. The coal sold hereunder shall be supplied primarily from geological seam Pittsburgh #8, from Seller's McElroy and Shoemaker Mines, Marshall County, West Virginia (the "Coal Property"). As necessary to comply with the quality requirements of this Agreement Seller may blend with coal from such primary sources, coal from Seller's Dilworth, Mahoning Valley, Mine 84, VP #8 and/or Buchanan, Baily and/or Enlow Fork Mines.

         Section 4.2 ASSURANCE OF OPERATION AND RESERVES. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal.

         Section 4.3 NON-DIVERSION OF COAL. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

         Section 4.4 SELLER'S PREPARATION OF MINING PLAN. Seller shall have prepared a complete mining plan for the Coal Property with adequate supporting data to demonstrate Seller's capability to have coal produced from the Coal Property which meets the quantity and quality specifications of

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                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

this Agreement. Seller shall, upon Buyer's request during Coal Property Inspections, if any (made pursuant to Section 19), provide information to Buyer of such mining plan which shall contain maps and a narrative depicting areas and seams of coal to be mined and shall include (but not be limited to) the following information: (i) reserves from which the coal will be produced during the term hereof and the mining sequence, by year (or such other time intervals as mutually agreed) during the term of this Agreement, from which coal will be mined; (ii) methods of mining such coal; (iii) methods of transporting and, in the event a preparation plant is utilized by Seller, the methods of washing coal to insure compliance with the quantity and quality requirements of this Agreement including a description and flow sheet of the preparation plant; (iv) quality data plotted on the maps depicting data points and isolines by ash, sulfur, and Btu; (v) quality control plans including sampling and analysis procedures to insure individual shipments meet quality specifications; and (vi) Seller's aggregate commitments to others to sell coal from the Coal Property during the term of this Agreement.

         Buyer's receipt of information or data furnished by Seller (the "Mining Information") shall not in any manner or way relieve Seller of any of Seller's obligations or responsibilities under this Agreement; nor shall such review be construed as constituting an approval of Seller's proposed mining plan as prudent mining practices, such review by Buyer being limited solely to a determination, for Buyer's purposes only, of Seller's capability to supply coal to fulfill Buyer's requirements of a dependable coal supply.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         Section 4.5 SUBSTITUTE COAL. Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in Section 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines. Seller shall also have the right to supply substitute coal from other facilities and mines or from third parties after having received Buyer's prior written consent (which shall not be unreasonably withheld). Such substitute coal shall be provided under all the terms and conditions of this Agreement including, but not limited to, the price provisions of Section 8, the quality specifications of Section 6.1, and the provisions of Section 5 concerning reimbursement to Buyer for increased transportation costs. Seller's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement.

         SECTION 5.  DELIVERY.

         Section 5.1 BARGE DELIVERY. The coal shall be delivered to Buyer F.O.B. barge at the following points (the "Delivery Point"), for McElroy Mine, the Ireland Dock at mile point 110.5 on the Ohio River, and for Shoemaker Mine, the Shoemaker Dock at mile point 93.7 on the Ohio River. Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Buyer shall retain any resulting savings in such transportation costs.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         Title to and risk of loss of coal sold will pass to Buyer and the coal will be considered to be delivered when barges containing the coal are disengaged by Buyer's barging contractor from the loading dock. Buyer or its contractor shall furnish suitable barges in accordance with a delivery schedule provided by Buyer to Seller. Seller shall arrange and pay for all costs of transporting the coal from the mines to the Delivery Points and loading and trimming the coal into barges to the proper draft and the proper distribution within the barges. Buyer shall arrange for transporting the coal by barge from the Delivery Points to its generating station(s) and shall pay for the cost of such transportation. For delays caused by Seller in meeting the scheduling of shipments with Buyer's barging contractor, Seller shall be responsible for any demurrage or other penalties assessed by said barging contractor (or assessed by Buyer) which accrue at the Delivery Point, including the demurrage, penalties for loading less than the minimum of 1,500 tons per barge, or other penalties assessed for barges not loaded in conformity with applicable requirements. Buyer shall be responsible to deliver barges in as clean and dry condition as practicable. Seller shall require of the loading dock operator that the barges and towboats provided by Buyer or Buyer's barging contractor be provided convenient and safe berth free of wharfage, dockage and port charges; that while the barges are in the care and custody of the loading dock, all U.S. Coast Guard regulations and other applicable laws, ordinances, rulings, and regulations shall be complied with, including adequate mooring and display of warning lights; that any water in the cargo boxes of the barges be pumped out by the loading dock operator prior to loading; that the loading operations be performed in a workmanlike manner and

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                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

in accordance with the reasonable loading requirements of Buyer and Buyer's barging contractor; and that the loading dock operator carry landing owner's insurance with basic coverage of not less than $300,000, and total of basic coverage and excess liability coverage of not less than $1,000,000, and provide evidence thereof to Buyer in the form of a certificate of insurance from the insurance carrier or an acceptable certificate of self-insurance with requirement for 30 days advance notification of Buyer in the event of termination of or material reduction in coverage under the insurance.

         SECTION 6. QUALITY.

         Section 6.1 SPECIFICATIONS. The coal delivered hereunder shall conform to the following specifications on an "as received" basis:

                          Guaranteed Monthly       Rejection Limits
         Specifications  Weighted Average(1)        (per shipment)
--------------------------------------------------------------------------------
         BTU/LB.         min. 12,100                <        11,700
                              ------                        ----------

         LBS/MMBTU:
         MOISTURE        max.    5.60               >         7.00
                              ----------                   -----------
         ASH             max.   11.20               >        12.50
                              ---------                    -----------
         SULFUR          max.    3.25 *             >         3.50
                              ----------                   -----------
         SULFUR          min.    2.25               <         2.00
                              -----------                  -----------
         CHLORINE        max.    0.06               >         0.08
                              ----------                   -----------
         FLUORINE        max.    0.015              >         0.035
                              ---------                    -----------
         NITROGEN        max.    1.10               >         1.25
                              ----------                   -----------

         * Agreed to a calendar quarter limit of 3.25 lbs. Sulfur (6.5 lbs. SO2 per MMBtu).

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         ASH/SULFUR RATIO                     min. 3.00:1     <          2.30:1
                                              -----------               -------

         SIZE (3" X 0"):
                  Top size (inches)**         max.  3X0       >             4X0
                                              --------                  -------
                  Fines (% by wgt)
                  Passing 1/4" screen         max.  50        >             55
                                              --------                  -------

         % BY WEIGHT:
         -----------
         VOLATILE                             min.  36        <             32
                                              --------                   ------
         FIXED CARBON                         min.  44        <             42
                                              --------                   ------
         GRINDABILITY (HGI)                   min.  55        <             50
                                              ---------                  ------

         BASE ACID RATIO (B/A)                      .45       >            .55
                                                    ----                   ----

         SLAGGING FACTOR***                   max.   2.00     >            2.30
                                                   --------              ------
         FOULING FACTOR****                   max.     .25    >             .50
                                                   ---------              -----

         ASH FUSION TEMPERATURE (DEG.F) (ASTM D1857)
         REDUCING ATMOSPHERE
         Initial Deformation                  min.   1950     min.     1900
                                                  ---------           ------
         Softening (H=W)                      min.   1990     min.     1950
                                                  ---------           ------
         Softening (H=1/2W)                   min.   2099     min.     2050
                                                   ---------          ------
         Fluid                                min.   2202     min.     2150
                                                   ---------          ------

         OXIDIZING ATMOSPHERE
         Initial Deformation                  min.  2391      min.     2300
                                                  ---------            -----
         Softening (H=W)                      min.  2461      min.     2400
                                                   --------            -----
         Softening (H=1/2W)                   min.  2506      min.     2450
                                                   ---------           -----
         Fluid                                min.  2535      min.     2500
                                                  ---------            -----

         (1) An actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Louisville Gas and Electric generating stations and a separate

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

              actual Monthly Weighted Average will be calculated for each specification for coal delivered to the Kentucky Utility generating stations.

         ** All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than fifty per cent ( 50%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

         ***  Slagging Factor (R(s))=(B/A) X (Percent Sulfur by Weight(Dry))

         **** Fouling Factor (R(f))=(B/A) X (Percent Na(2)O by Weight(Dry))

         The Base Acid Ratio (B/A) is herein defined as:
         BASE ACID RATIO (B/A) = (Fe(2)O(3) + CAO + MGO + NA(2)O + K(2)O)
                                                 DIVIDED BY
                                    (SiO(2)  +  A1(2)O(3)  +  TiO(2))

         Note:    As used herein            >      means greater than:
                                            <      means less than.

         Section 6.2 DEFINITION OF "SHIPMENT". As used herein, a "shipment" shall mean one barge load, a barge lot load, in accordance with Buyer's sampling and analyzing practices.

         Section 6.3 REJECTION

         Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in SECTION 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two
(72) hours of receipt of the coal analysis provided for in Section 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, title to and

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

risk of loss of the coal shall be considered to have never passed to Buyer and Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost and risk. Seller shall replace the rejected coal within five (5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in Section 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for
(i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

         If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in Section 6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by Buyer; however, the quantity Seller is obligated to sell to Buyer under the Agreement may or may not be reduced by the amount of each such non-conforming shipment at Buyer's sole option and the shipment shall nevertheless be considered "rejectable" under
Section 6.4. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock,

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                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

         Section 6.4 SUSPENSION AND TERMINATION.

         If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in Section 6.1 (as to either or both of LG&E or KU) for any three (3) months in a six (6) month period, or if nine (9) barge shipments in a 30 day period are rejectable by Buyer, then Buyer may upon notice confirmed in writing and sent to Seller by certified mail, suspend future shipments except shipments already loaded into barges. Seller shall, within 15 days, provide Buyer with reasonable assurances that subsequent monthly deliveries of coal shall meet or exceed the Guaranteed Monthly Weighted Averages set forth in Section 6.1. If Seller fails to provide such assurances within said 15 day period, Buyer may terminate this Agreement by giving written notice of such termination at the end of the 10 day period. A waiver of this right for any one period by Buyer shall not constitute a waiver for subsequent periods. If Seller provides such assurances to Buyer's reasonable satisfaction, shipments hereunder shall resume and any tonnage deficiencies resulting from suspension may be made up at Buyer's sole option. Buyer shall not unreasonably withhold its acceptance of Seller's assurances, or delay the resumption of shipment. If Seller, after such assurances, fails to meet any of the Guaranteed Monthly Weighted Averages (as to either LG&E or KU) for any one (1) month within the next six (6) months or if three (3) barge shipments are rejectable within any one (1) month during such six (6) month period, then

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                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

Buyer may terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

         Section 6.5 IMPLIED WARRANTIES. Except as expressly set forth herein in
Section 6, Seller makes no other warranties and expressly disclaims any other warranty, of any kind, including those of merchantability and fitness, there being no warranties which extend beyond those expressly set forth herein.

         Section 7. WEIGHTS, SAMPLING AND ANALYSIS.

         Section 7.1 WEIGHTS. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be over or under the tolerance range allowable for the scale based on industry accepted standards, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined.

         Section 7.2 SAMPLING AND ANALYSIS. The Seller has sole responsibility for quality control of the coal and shall forward its as loaded quality to the Buyer as soon as possible. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

be accepted and used for the quality and characteristics of the coal delivered under this Agreement. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with Buyer's approved methods. Samples for analyses shall be taken by Buyer's approved procedures of sampling, may be composited and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be acceptable. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the parties otherwise mutually agree.

         Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer (LG&E) until the 25th of the month following the month of unloading (the "Disposal Date") or Buyer (KU) until thirty (30) days ("Disposal Date") after the sample is taken, and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal Date. Seller shall be given copies of all analyses made by Buyer by the 12th business day of the month following the month of unloading, in addition, Buyer (KU) will send weekly analyses of coal unloadings to Seller. Seller, on reasonable notice to Buyer shall have the right to have a representative present

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

         If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. All testing of any such sample by the Independent Lab shall be at requestor's expense unless the results differ by more than the applicable ASTM reproducibility standards, in such case, Buyer will pay for testing. If the Independent Lab results differ by more than the applicable ASTM reproducibility standards, the Independent Lab results will govern. The cost of the analysis made by the Independent Lab shall be borne by Seller to the extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

         SECTION 8. PRICE.

         Section 8.1 BASE PRICE. The base price ("Base Price") of the coal to be sold hereunder will be firm and will be determined by the year in which the coal is delivered as defined in Section 5 in accordance with the following schedule:

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

                                   BASE PRICE

                  YEAR           ($ PER MMBTU)               ($ PER TON)
                  ----           -------------               -----------
                   2000          0.7438 F.O.B. barge         $18.00
                   2001          0.7521 F.O.B. barge         $18.20
                   2002                 *                        *

* Buyer and Seller will begin price negotiations on or before July 1, 2001, for prices to be effective during the year 2002. The parties then shall attempt to negotiate on new prices and/or other terms and conditions between July 1, 2001 and October 1, 2001. If the parties do not reach an agreement by October 1, 2001, then this Agreement will terminate as of December 31, 2001 without liability due to such termination for either party, and the parties shall have no further obligations hereunder except those incurred prior to the date of termination. This clause shall not be interpreted as a Right of First Refusal or exclusive supply agreement.

         Section 8.2 QUALITY PRICE DISCOUNTS.

         (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly and Quarterly Weighted Average specifications for the Louisville Gas and Electric generating stations and the Kentucky Utility generating stations, as set forth in Section 6.1. Quality price discounts shall be applied for each specification, separately for the Louisville Gas and Electric generating stations and for the Kentucky Utility generating stations, to reflect failures to meet the

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

Guaranteed Monthly or Quarterly Weighted Averages set forth in Section 6.1, as determined pursuant to Section 7.2, subject to the provisions set forth below. The discount values used are as follows:

                             MONTHLY DISCOUNT VALUES

                             BTU/LB. $ 0.2604/MMBTU
                             ASH $ 0.0083/LB/MMBTU
                             MOISTURE$ 0.0016/LB/MMBTU

                             QUARTERLY DISCOUNT VALUES

                             SULFUR $ 0.1232/LB/MMBTU

         (b) Notwithstanding the foregoing, for each specification, there shall be no discount if the actual Monthly or Quarterly Weighted Average meets the applicable Discount Point set forth below. Actual Monthly and Quarterly Weighted Averages will be separately calculated for the Louisville Gas and Electric generating stations and for the Kentucky Utility generating stations. However, if the actual Monthly or Quarterly Weighted Average for the Louisville Gas and Electric generating stations and/or the Kentucky Utility generating stations fail to meet such applicable Discount Point, then the discount shall apply to and shall be calculated on the basis of the difference between the actual Monthly or Quarterly Weighted Average and the Guaranteed Monthly or Quarterly Weighted Average pursuant to the methodology shown in Exhibit A

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

attached hereto. The discount will be applied only to the particular company whose actual Monthly or Quarterly Weighted Average failed to meet the Discount Points.

                      GUARANTEED MONTHLY WEIGHTED AVERAGE         DISCOUNT POINT
         BTU               Min.   12,100 BTU/LB                   11,900 BTU/LB
         ASH               Max.    11.20 LB/MMBTU                 11.20 LB/MMBTU
         MOISTURE          Max.     5.60 LB/MMBTU                  7.00 LB/MMBTU

                       GUARANTEED QUARTERLY WEIGHTED AVERAGE      DISCOUNT POINT
         SULFUR            Max.     3.25 LB/MMBTU                 3.25 LB/MMBTU

         For example, if the actual Monthly Weighted Average of ash equals 12.00 lb/MMBTU, then the applicable discount would be (12.00 lb. - 11.20 lb.) X $.0083/lb/MMBTU = $.00664/MMBTU.

         Section 8.3 PAYMENT CALCULATION Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         SECTION 9. INVOICES, BILLING AND PAYMENT.

         Section 9.1 INVOICING: Two invoices will be sent to Buyer. The invoice for Louisville Gas and Electric will be sent to the following address:

                       Louisville Gas and Electric Company
                       220 West Main Street
                       Louisville, KY 40202
                       Attention: Director, Fuels Management

                       With a copy to:

                       Louisville Gas and Electric Company
                       220 West Main Street
                       Louisville, KY 40202
                       Attention: Manager, Accounts Payable

The invoice for Kentucky Utilities will be sent to the following address:

                       Kentucky Utilities Company
                       220 West Main Street
                       Louisville, KY 40202
                       Attention: Director, Fuels Management

         Section 9.2 INVOICE PROCEDURES FOR COAL SHIPMENTS. Seller shall provide Buyer two separate invoices, one for Louisville Gas and Electric and one for Kentucky Utilities. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the fifteenth (15th) of the following month.

         Section 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS. Payment for coal unloaded in a calendar month shall be wired by the 25th of the month following the month of unloading, except that, if the 25th is a weekend or a holiday observed by the Buyer, payment shall be made on the next

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

business day or within ten days after receipt of Seller's invoice, whichever is later. Buyer shall electronically transfer all payments to Seller's account at:

                           CONSOL Inc.
                           Account No. 107-3965
                           ABA No. 043000261
                           Mellon Bank, NA
                           Pittsburgh, PA 15251

         Section 9.4 WITHHOLDING. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

         Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

         SECTION 10.       FORCE MAJEURE.

         Section 10.1 GENERAL FORCE MAJEURE. If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to acts

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

of God, war, riots, civil insurrection, acts of the public enemy, strikes, labor disputes, lockouts, fires, explosions, floods or earthquakes, other severe weather conditions, damage to or breakdown of facilities, plant or equipment or other causes (whether of a similar or dissimilar nature), which are beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

         During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

         Tonnage deficiencies resulting from a force majeure event shall be made up only upon mutual agreement of the parties.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         Section 10.2 ENVIRONMENTAL LAW FORCE MAJEURE. The parties recognize that, during the continuance of this Agreement, legislative or regulatory bodies or the courts may adopt environmental laws, regulations, policies and/or restrictions which will make it impossible or commercially impracticable for Buyer to utilize this or like kind and quality coal which thereafter would be delivered hereunder. If as a result of the adoption of such laws, regulations, policies, or restrictions, or change in the interpretation or enforcement thereof, Buyer decides that it will be impossible or commercially impracticable (uneconomical) for Buyer to utilize such coal, Buyer shall so notify Seller, and thereupon Buyer and Seller shall promptly consider whether corrective actions can be taken in the mining and preparation of the coal at Seller's mine and/or in the handling and utilization of the coal at Buyer's generating station; and if in Buyer's sole judgment such actions will not, without unreasonable expense to Buyer, make it possible and commercially practicable for Buyer to so utilize coal which thereafter would be delivered hereunder without violating any applicable law, regulation, policy or order, Buyer shall have the right, upon the later of 60 days notice to Seller or the effective date of such restriction, to terminate this Agreement without further obligation hereunder on the part of either party.

         SECTION 11. CHANGES. Buyer may, by mutual agreement with Seller, at any time by written notice pursuant to Section 12 of this Agreement, make changes within the general scope of this Agreement in any one or more of the following: quality of coal or coal specifications, quantity of coal, method or time of shipments, place of delivery (including transfer of title and

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

risk of loss), method(s) of weighing, sampling or analysis and such other provision as may affect the suitability and amount of coal for Buyer's generating stations.

         If any such changes makes necessary or appropriate an increase or decrease in the then current price per ton of coal, or in any other provision of this Agreement, an equitable adjustment shall be made in: price, whether current or future or both, and/or in such other provisions of this Agreement as are affected directly or indirectly by such change, and the Agreement shall thereupon be modified in writing accordingly.

         Any claim by the Seller for adjustment under this Section 11 shall be asserted within thirty (30) days after the date of Seller's receipt of the written notice of change, it being understood, however that Seller shall not be obligated to proceed under this Agreement as changed until an equitable adjustment has been agreed upon. The parties agree to negotiate promptly and in good faith to agree upon the nature and extent of any equitable adjustment.

         SECTION 12. NOTICES.

         Section 12.1 FORM AND PLACE OF NOTICE. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

         If to Buyer:    Louisville Gas and Electric Company/Kentucky
                           Utilities  Company
                         220 West Main Street
                         Louisville, Kentucky 40202
                         Attn.: Director, Fuels Management

         If to Seller:   CONSOL Inc.
                         1800 Washington Road
                         Pittsburgh, Pennsylvania 15241
                         Attn: Executive Vice President, Marketing

         Section 12.2 CHANGE OF PERSON OR ADDRESS. Either party may change the person or address specified above upon giving written notice to the other party of such change.

         Section 12.3 ELECTRONIC DATA TRANSMITTAL. Seller hereby agrees, at Seller's cost, to electronically transmit shipping notices and/or other data to Buyer in a format acceptable to and established by Buyer upon Buyer's request. Buyer shall provide Seller with the appropriate format and will inform Seller as to the electronic data requirements at the appropriate time.

         Section 12.4 AGREEMENT ADMINISTRATION. Consol Inc. ("CONSOL") shall administer this Agreement exclusively on behalf of Seller, to include as follows:
                       (a) the administration of this Agreement;
                       (b) all payments by Buyer to Seller hereunder shall be
                           made to CONSOL;
                       (c) all notices to be given or received by Seller shall
                           be given or received by CONSOL;

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

                       and

                       (d) any amendment, supplement or modification to this
                           Agreement shall be negotiated by CONSOL, on behalf of Seller. Buyer shall be entitled to rely upon the actions and requests of CONSOL in connection with CONSOL's performance of the foregoing as being binding upon Seller.

         SECTION 13. RIGHT TO RESELL. Buyer shall have the unqualified right to sell all or any of the coal purchased under this Agreement.

         SECTION 14. INDEMNITY AND INSURANCE.

         Section 14.1 INDEMNITY. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable inside and outside attorney's fees) (i) relating to the trucks, barges or railcars provided by Buyer or Buyer's contractor while such trucks, barges or railcars are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         Notwithstanding any provision in this Agreement to the contrary (except for Seller's indemnifications hereunder with respect to third party claims), in no event shall either party be liable to the other for any special, indirect, or consequential losses or damages arising from a breach of the Agreement including, without limitation, loss or profit, loss of operating income, loss of, use of, or reduction in the use of, their respective assets or increased exposure of operation or maintenance or the suitability of said assets.

         Section 14.2 INSURANCE. Seller agrees to carry insurance coverage with minimum limits as follows:

                       (1) Commercial General Liability, including Completed Operations and Contractual Liability, $5,000,000 single limit liability.
                       (2) Automobile General Liability, $1,000,000 single limit liability.
                       (3) Workers' Compensation and Employer's Liability with statutory limits.

         If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

                       (4) Seller may self-insure in accordance with Seller's overall insurance policy in lieu of carrying insurance coverage required to be carried pursuant to this Section 14.

         SECTION 15.       TERMINATION FOR DEFAULT.

         Subject to Section 6.4, if either party hereto commits a material breach of any of its obligations under this Agreement at any time, including, but not limited to, a breach of a representation and warranty set forth herein, then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than 30 days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

         SECTION 16. TAXES, DUTIES AND FEES.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         Seller shall pay when due, and the price set forth in Section 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement.

         SECTION 17. DOCUMENTATION AND RIGHT OF AUDIT.

         Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses, and source for all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter, and Seller shall cooperate at no additional cost to Buyer.

         SECTION 18. EQUAL EMPLOYMENT OPPORTUNITY. To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CFR Section 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CFR
Section 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CFR Section 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC Section 637(d)(3); and subcontracting plan requirements set forth in 15 USC Section 637(d).

         SECTION 19. COAL PROPERTY INSPECTIONS. Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall cooperate with such inspection at no additional cost to Buyer. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall make every reasonable effort to comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         SECTION 20.       MISCELLANEOUS.

         Section 20.1 APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

         Section 20.2 HEADINGS. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 20.3 WAIVER. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

         Section 20.4 REMEDIES CUMULATIVE. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

         Section 20.5 SEVERABILITY. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

         Section 20.6 BINDING EFFECT. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         Section 20.7 ASSIGNMENT.

         A. Seller shall not, without Buyer's prior written consent, make any assignment or transfer of this Agreement, by operation of law or otherwise, including without limitation any assignment or transfer as security for any obligation, and shall not assign or transfer the performance of or right or duty to perform any obligation of Seller hereunder; provided, however, that Seller may assign the right to receive payments for coal directly from Buyer to a lender as part of any accounts receivable financing or other revolving credit arrangement which Seller may have now or at any time during the term of this Agreement.

         B. Buyer shall not, without Seller's prior written consent, assign this Agreement or any right for the performance of or right or duty to perform any obligation of Buyer hereunder; except that, without such consent, Buyer may assign this Agreement in connection with a transfer by Buyer of all or a part interest in the generating station, or as part of a merger or consolidation involving Buyer.

         C. In the event of an assignment or transfer contrary to the provisions of this section, the non-assigning party may terminate this Agreement immediately.

         Section 20.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein. Without limiting the foregoing (a) this Agreement shall not be construed as a requirements or similar agreement, and (b) this

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

Agreement shall not be construed as affecting Buyer's ability to negotiate with and/or acquire other sources of coal from third parties throughout the term hereof.

         Section 20.9 AMENDMENTS. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

         Section 20.10 JOINT AND SEVERAL LIABILITY. McElroy Coal Company, Consolidation Coal Company, Consol Pennsylvania Coal Company, Greennon Coal Company, Nineveh Coal Company, Eighty Four Mining Company, and Island Creek Coal Company shall be jointly and severally liable for all obligations of Seller hereunder, it being intended that Buyer be entitled to enforce its rights hereunder against any one or all of such parties.

         Louisville Gas and Electric and Kentucky Utilities shall be jointly and severally liable for all obligations of Buyer hereunder, it being intended that Seller be entitled to enforce its rights hereunder against each or both parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LOUISVILLE GAS AND ELECTRIC                  McELROY COAL COMPANY
COMPANY

By:   /s/ Wayne T. Lucas                     By:   /s/ Robert F. Pusatere
      ----------------------------                -----------------------------
      Wayne T. Lucas                               Vice President, Consol Inc.
      EVP -  Power Generation                      Attorney In Fact

Date: 5/12/00                                Date: 5/9/00

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

KENTUCKY UTILITIES COMPANY                   CONSOLIDATION COAL COMPANY

By:   /s/ Wayne T. Lucas                     By:     /s/ Robert F. Pusatere
      ----------------------------                   -------------------------
       Wayne T. Lucas                                Vice President, CONSOL Inc.
       EVP - Power Generation                        Attorney in Fact

Date:  5/12/00                               Date:   5/9/00


                                             CONSOL PENNSYLVANIA COAL COMPANY

                                             By:     /s/ Robert F. Pusatere
                                                     ------------------------
                                                     Vice President, CONSOL Inc
                                                     Attorney in Fact

                                             Date:   5/9/00

                                             GREENON COAL COMPANY

                                             By:    /s/ Robert F. Pusatere
                                                    ------------------------
                                                    Vice President, CONSOL Inc.
                                                    Attorney in Fact

                                             Date:  5/9/00

                                             NINEVEH COAL COMPANY

                                             By:   /s/ Robert F. Pusatere
                                                   --------------------------
                                                   Vice President, CONSOL Inc.
                                                   Attorney in Fact

                                             Date: 5/9/00

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

                                             EIGHTY FOUR MINING COMPANY

                                             By:    /s/ Robert F. Pusatere
                                                    ----------------------
                                                    Vice President, CONSOL Inc.
                                                    Attorney in Fact

                                             Date:  5/9/00


                                             ISLAND CREEK COAL COMPANY

                                             By:   /s/ Robert F. Pusatere
                                                   ------------------------
                                                   Vice President, CONSOL Inc.
                                                   Attorney in Fact

                                             Date: 5/9/00

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

                                                                       Exhibit A
                                                                     Page 1 of 2
                                    EXHIBIT A
                        SAMPLE COAL PAYMENT CALCULATIONS
--------------------------------------------------------------------------------
For contracts supplied from multiple "origins", each "origin will be calculated individually.

                           SECTION I                                            BASE DATA

1)       Base F.O.B. price per ton:                                            $ 18.00  /ton
                                                                                -------

1a)      Tons of coal delivered:                                                         tons
                                                                                ------

2)       Guaranteed average heat content:                                       12,100   BTU/LB.
                                                                                ------

2r)      As received monthly avg. heat content:                                          BTU/LB.
                                                                                ------

2a)      Energy delivered in MMBTU:                                                      MMBTU
                                                                                ------

[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)      Base F.O.B. price per MMBTU:                                          $ 0.7438 MMBTU
                                                                                ------

{[(Line 1)/(Line 2)]*(1 ton/2,000 lb.)]}*1,000,000 BTU/MMBTU
{[(     /ton)/(           BTU/LB)]*(1 ton/2,000 lb.)}*1,000,000 BTU/MMBTU

3)       Guaranteed quarterly avg. max. sulfur                                   3.25  LBS./MMBTU
                                                                                -----

3r)      As received quarterly avg. sulfur                                            LBS./MMBTU
                                                                                -----

4)       Guaranteed monthly avg. ash                                            11.20 LBS./MMBTU
                                                                                ------

4r)      As received monthly avg. ash                                                  LBS./MMBTU
                                                                                ------

5)       Guaranteed monthly avg. max. moisture                                   5.60  LBS./MMBTU
                                                                                ------

5r)      As received monthly avg. moisture                                            LBS./MMBTU
                                                                                ------

                           SECTION II                                               DISCOUNTS
         -----------------------------------------------------                  -----------------
         Assign a (-) to all discounts (round to (5) decimal places)
6d)      BTU/LB.:  If line 2r < 11,900 BTU/lb. then:
         {1 -{(line 2r) / (line 2)} * $0.2604/MMBTU
         {1 - (    ) / (    )} * $0.2604 =                                     $           /MMBTU
                                                                                -----------------
7d)      SULFUR:  If line 3r is greater than 3.25 lbs./MMBTU
         [ (line 3r) - (line 3) ] * 0.1232/lb. Sulfur
         [ (    ) - (    ) ] * 0.1232 =                                        $          /MMBTU
                                                                                ---------
8d)      ASH: If line 4r is greater than 11.20 lbs./MMBTU
         [ (line 4r) - (line 4) ] * 0.0083/MMBTU
         [ (    ) - (    ) ] * 0.0083 =                                        $          /MMBTU
                                                                                ---------
9d)      MOISTURE:  If line 5r is greater than 7.00 lbs./MMBTU
         [ (line 5r) - (line 5) ] * 0.0016/MMBTU

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

         [ (    ) - (    ) ] * 0.0016 =                                         $          /MMBTU
                                                                                -----------

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731

                                                                       Exhibit A
                                                                     Page 2 of 2

                                                                                TOTAL PRICE
                           SECTION III                                          ADJUSTMENTS

         Determine total Discounts as follows:
         Assign a (-) to all discounts (round to (5) decimal places)
         Line 6d:                                                              $          /MMBTU
                                                                                --------
         Line 7d                                                               $          /MMBTU
                                                                                --------
         Line 8d                                                               $          /MMBTU
                                                                                --------
         Line 9d                                                               $          /MMBTU
                                                                                --------

10)      Total Discounts (-):

         Algebraic sum of above:                                               $          /MMBTU
                                                                                --------

11)      Total evaluated coal price = (line 2b) + (line 10)

12)      Total discount price adjustment for Energy delivered:
         (line 2a) * (line 10) (-)
         $         /MMBTU           +                                          $         /MMBTU   =   $
          --------                                                              ---------               --------

13)      Total base cost of coal
         (line 2a) * (line 2b)
         $         /MMBTU           +                                          $         /MMBTU   =   $
          --------                                                              ---------               --------

14)      Total coal payment for month
         (line 12) + (line 13)
         $         /MMBTU           +                                          $                   =   $
          --------                                                              ----------              --------

                    AMENDMENT NO.1 TO COAL SUPPLY AGREEMENT

         THIS AMENDMENT NO. 1 TO COAL SUPPLY AGREEMENT ("Amendment No. 1") is entered into effective as of January 1, 2002, by and between LOUISVILLE GAS AND ELECTRIC COMPANY AND KENTUCKY UTILITIES COMPANY, Kentucky corporations, 220 West Main Street, Louisville, Kentucky 40202 (collectively "Buyer"), and McELROY COAL COMPANY, CONSOLIDATION COAL COMPANY, CONSOL PENNSYLVANIA COAL COMPANY, GREENON COAL COMPANY, NINEVEH COAL COMPANY, AND ISLAND CREEK COAL COMPANY, Delaware corporations, EIGHTY FOUR MINING COMPANY, a Pennsylvania corporation, and WINDSOR COAL COMPANY, an Ohio corporation, all of 1800 Washington Road, Pittsburgh, Pennsylvania 15241, (individually and collectively, "Seller"). In consideration of the agreements herein contained, the parties hereto agree as follows.

1.0      AMENDMENTS

         The Agreement heretofore entered into by the parties, dated effective January 1, 2000, and identified by the Contract Numbers set forth above, (hereinafter referred to as "Agreement") is hereby amended as follows:

2.0      TERM

         The term of this Agreement shall continue through December 31, 2003, subject to the provisions of Section 8.4.

3.0      QUANTITY

         3.1 Section 3.1 BASE QUANTITY, is hereby modified to include the following paragraph:

              The following schedule (a) incorporates a deficiency from year 2000 in the amount of 394,800 tons, and (b) assumes there will be a deficiency from year 2001 in the amount of approximately 172,431 tons which will be delivered during the first quarter of 2002, in addition to the Base Quantity.

                YEAR                BASE QUANTITY (TONS)
                2002                1,600,000 (includes carryover from 2000)*
                2003                2,500,000

                                                             CONSOL ENERGY INC.
                                                       LG&E CONTRACT #LGE 00010
                                                          KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

               * Deficiency tons from year 2001 in the amount of approximately 172,431 tons will be the first tons to be shipped during the first quarter of 2002. Ratable deliveries of the Base Quantity will also be delivered during the first quarter in the amount of 133,333 tons per month. Total monthly deliveries during the first quarter will be in the amount of 190,810 tons per month. Deficiency tonnage from 2000 in the amount of 394,800 tons is included in the 1,600,000 base quantity above. Pricing is set forth in Section 8.1.

               The Base Quantity will be delivered in approximately equal monthly quantities and in accordance with a mutually agreed upon schedule.

         3.2 Section 3.2 OPTION TO INCREASE OR DECREASE QUANTITY, is hereby deleted in its entirety.

4.0      SOURCE

         4.1 The second sentence of Section 4.1, Source, is hereby deleted in its entirety and replaced with the following sentence: "As necessary solely to comply with the quality requirements of this Agreement, Seller may blend with coal from the Coal Property, coal from Seller's Dilworth, Mahoning Valley, Mine 84, VP#8, Buchanan, Bailey/Enlow Fork, Blacksville, Robinson Run and/or Windsor Mines (the "Alternate Mines")".

         4.2 The first two sentences of Section 4.2, Assurance of Operation and Reserves, are hereby deleted in their entireties and replaced with the following sentences: "Seller represents and warrants that the Coal Property and Alternate Mines together contain economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property and Alternate Mines adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement."

         4.3 The first sentence of Section 4.4, Seller's Preparation of Mining Plan, is hereby deleted in its entirety and replaced with the following sentence: "Seller shall have prepared a complete mining plan for the Coal Property with adequate supporting data to demonstrate Seller's capability to have coal produced from the Coal Property which together with blend coal from the Alternate Mines meets the quantity and quality specifications of this Agreement."

         4.4 The first sentence of Section 4.5, Substitute Coal, is hereby deleted in its entirety and replaced with the following sentence:
              "Notwithstanding the above representations and warranties, in the event that Seller is unable to produce or obtain coal from the

                                                             CONSOL ENERGY INC.
                                                       LG&E CONTRACT #LGE 00010
                                                          KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

              Coal Property and the Alternate Mines in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in Section 10, then Buyer will have the option of requiring that Seller supply substitute coal from other facilities and mines."

         4.5 The last sentence of Section 4.5, Substitute Coal, is hereby deleted in its entirety and replaced with the following sentence:
              "Seller's delivery of coal not produced from the Coal Property or the Alternate Mines without having received the express written consent of Buyer shall constitute a material breach of this Agreement."

5.0      QUALITY

         5.1  Section 6.1 SPECIFICATIONS is modified and reads as follows

              "The calendar quarter limit of 3.25 lbs. Sulfur (6.50 lbs. SO2 per MMBTU) is effective only for the first quarter of calendar year 2002 (January 1, 2002 through March 31, 2002). Effective April 1, 2002, the maximum Guaranteed MONTHLY Weighted Average for Sulfur is 3.125 lbs. Sulfur per MMBTU (6.25 lbs. SO2 per MMBTU).

         5.2  The fourth and fifth sentences of the first paragraph of Section
              6.3 REJECTION are hereby deleted and replaced with the following sentences:

              "Seller shall replace the rejected coal within ten (10) working days from notice of rejection with coal conforming to the Rejection Limits set forth in Section 6.1. If Seller fails to replace the rejected coal within such ten (10) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal."

6.0      PRICE

         6.1  Section 8.1 BASE PRICE is deleted and replaced with the following:

              "The base price ("Base Price") of the coal to be sold hereunder will be firm and will be determined by the criteria set forth in
              Section 3.1 in accordance with the following schedule:

                  YEAR               BASE PRICE ($ PER MMBTU)
                  2002                 $0.7521 for 2001 deficiency*
                  2002                 $0.9638**

                  2003                 $1.0331

              * The first tons delivered in 2002 will be the 2001 deficiency in the amount of 172,431 tons.
              ** The price is a weighted price based upon 394,800 carryover tons from 2000 at a price of $.7521 per MMBtu and 1,205,200 additional tons at a price of $1.0331 per MMBtu.

         6.2  Section 8.2 QUALITY PRICE DISCOUNTS is modified as follows:

                             MONTHLY DISCOUNT VALUES

                             BTU/LB.    $ 0.2604/MMBTU
                             ASH        $ 0.0083/LB/MMBTU
                             MOISTURE   $ 0.0016/LB/MMBTU
                             SULFUR     $ 0.1232/LB/MMBTU
                                          (Effective April 1, 2002)

                             QUARTERLY DISCOUNT VALUE (EFFECTIVE JANUARY
                             1, 2002 THROUGH MARCH 31, 2002.

                             SULFUR     $0.1232/LB/MMBTU

                        GUARANTEED MONTHLY WEIGHTED AVERAGE   DISCOUNT POINT
         BTU                    Min.   12,100 BTU/LB          11,900 BTU/LB
         ASH                    Max.   11.20 LB/MMBTU         11.20 LB/MMBTU
         MOISTURE               Max.    5.60 LB/MMBTU         7.00 LB/MMBTU
         SULFUR                 Max.    3.125 LB/MMBTU(1)     3.25 LB/MMBTU

                        GUARANTEED QUARTERLY WEIGHTED AVERAGE  DISCOUNT POINT

         SULFUR                 Max.     3.25 LB/MMBTU (2)     3.25 LB/MMBTU

              (1)  Effective April 1, 2002
              (2)  Effective January 1, 2002 through March 31, 2002

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

         6.3  Section 8.4 PRICE REVIEW is added and reads as follows:

              "The Base Price and all other terms and conditions of this Agreement shall be subject to review for any reason at the request of either party for revisions to become effective on January 1, 2003. The party requesting such a review shall give written notice of its request to the other party on or before July 1, 2002. The parties then shall negotiate new prices and/or other terms and conditions between July 1 and October 1. If the parties do not reach an agreement by December 1, 2002 then this Agreement will terminate as of December 31, 2002 without liability due to such termination for either party."

7.0      INVOICES, BILLING AND PAYMENT

         7.1  Section 9.1 INVOICING is revised as follows:

              The copy of the invoice to the attention of the Manager Accounts Payable is eliminated.

         7.2 Section 9.3 PAYMENT PROCEDURES FOR COAL SHIPMENTS is deleted and replaced with the following:

              "For all coal delivered pursuant to Section 5 hereof, and unloaded at the Buyer's generating stations between the first (1st) and fifteenth (15th) days of any calendar month, Buyer shall make preliminary payment for seventy-five percent (75%) of the amount owed for the coal (based on the assumption that the coal will meet all guaranteed monthly quality parameters) by the twenty-fifth
              (25th) day of such month of delivery and unloading. If the 25th is not a regular working day, payment shall be made on the next regular working day. For all coal delivered, as defined in Section 5 hereof, and unloaded at the Buyer's generating stations between the sixteenth (16th) and the last day of any calendar month, Buyer shall make preliminary payment for seventy-five percent (75%) of the delivered and unloaded coal by the tenth (10th) day of the month following the month of delivery and unloading. If the 10th is not a regular workday, payment shall be made on the next regular working day.

              Preliminary payment shall be in the amount of seventy-five percent (75%) of the then current price on a dollar per ton basis as calculated by the guaranteed monthly weighted average BTU/lb and the then current Base Price in cents per MMBTU.

              A reconciliation of amounts paid and amounts owed shall occur by the twenty-fifth (25th) day of the month following the month of delivery and unloading. (For example, Buyer will make one initial payment by September 25 for seventy-five

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

              percent (75%) of coal delivered and unloaded September 1 through 15, and another initial payment by October 10 for seventy-five percent (75%) of coal delivered and unloaded September 16 through
              30. Reconciliation will occur by October 25 for all deliveries and unloadings made in September.) The reconciliation shall be made as follows: Seller shall invoice Buyer on or before the 15th day of the month following the month of delivery and unloading. The amount due for all coal (based on the Base Price minus any Quality Price Discounts) delivered and unloaded and accepted by Buyer during any calendar month shall be calculated and compared to the sum of the preliminary payments made for coal delivered and unloaded and accepted during such month. The difference shall be paid by or paid to Seller, as applicable, by the twenty-fifth
              (25th) day of the month following the month of delivery and unloading, except, that, if the 25th is not a regular working day, payment shall be made in the next regular working day. Buyer shall electronically transfer all payments to Seller's account at:

                              CONSOL Energy Inc.
                              Account No. 107-3965
                              ABA No. 043000261
                              Mellon Bank, NA
                              Pittsburgh, PA 15251

         7.3  Section 9.5 CREDIT RATING is added and reads as follows:

              "If the credit rating of either Buyer (if Buyer has a public rating) or Buyer's affiliates that have public ratings falls below investment grade (BBB - as defined by Standard & Poor's or the equivalent as defined by other public ratings agencies), Buyer shall, within thirty (30) days after Seller's written request, provide Seller with a mutually agreed upon form of credit enhancement (e.g., letter of credit, guaranty from an investment grade entity, etc.). Until the mutually acceptable assurances of good credit are received, Seller has the right to require payments in cash at the time of delivery. Such mutually acceptable assurances of good credit shall not be more than the average monthly outstanding net balance."

8.0      NOTICES

         8.1  Section 12.1 FORM AND PLACE OF NOTICE is modified as follows:

              "Notice if to Seller:    CONSOL Energy Inc.
                                       1800 Washington Road
                                       Pittsburgh, Pennsylvania 15241
                                       Attn: Executive Vice President, Marketing

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

              Notices and correspondence of a routine nature shall be addressed to Seller at:

                                        CONSOL Energy Inc.
                                        3701 Algonquin Road, Suite 300
                                        Rolling Meadows, Illinois 60008
                                        Attn: General Sales Manager

         8.2  Section 12.4 AGREEMENT ADMINISTRATION is modified as follows:
              "Consol Inc. shall read CONSOL Energy Inc."

9.0      RIGHT TO RESELL

              Section 13, RIGHT TO RESELL is revised as follows:

              "Buyer shall have the right to sell all or any of the coal purchased under this Agreement with the written approval of the Seller."

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year below written, but effective as of the day and year first set forth above.

LOUISVILLE GAS AND ELECTRIC COMPANY   McELROY COAL COMPANY

BY:  /s/ Paul W. Thompson             BY:  /s/ Robert F. Pusatere
     -----------------------------         ------------------------------

TITLE: SR. VICE PRESIDENT,            TITLE: VICE PRESIDENT, CONSOLENERGY INC.
       ENERGY SERVICES

DATE: 1/17/02                         DATE: JANUARY 07, 2002

KENTUCKY UTILITIES COMPANY            CONSOLIDATION COAL COMPANY

BY:  /s/ Paul W. Thompson             BY:   /s/ Robert F. Pusatere
     --------------------------            ------------------------------
TITLE: SR. VICE PRESIDENT,            TITLE: VICE PRESIDENT, CONSOLENERGY INC.
       ENERGY SERVICES

DATE: 1/17/02                         DATE: JANUARY 07, 2002

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

                                      CONSOL PENNSYLVANIA COAL COMPANY

                                      BY:  /s/  Robert F. Pusatere
                                           --------------------------------
                                      TITLE:  VICE PRESIDENT, CONSOL ENERGY INC.

                                      DATE:
                                           --------------------------------

                                      GREENON COAL COMPANY

                                      BY:  /s/  Robert F. Pusatere
                                           -------------------------------
                                      TITLE:  VICE PRESIDENT, CONSOL ENERGY INC.

                                      DATE:
                                           --------------------------------

                                      NINEVEH COAL COMPANY

                                      BY:  /s/  Robert F.  Pusatere
                                           --------------------------------

                                      TITLE:  VICE PRESIDENT, CONSOL ENERGY INC.

                                      DATE:
                                           --------------------------------

                                      EIGHTY FOUR MINING COMPANY

                                      BY:  /s/  Robert F. Pusatere
                                           --------------------------------

                                      TITLE:  VICE PRESIDENT, CONSOL ENERGY INC.

                                      DATE:
                                           --------------------------------

                                      ISLAND CREEK COAL COMPANY

                                      BY:  /s/ Robert F. Pusatere
                                           --------------------------------

                                      TITLE:  VICE PRESIDENT, CONSOL ENERGY INC.

                                      DATE:
                                           --------------------------------

                                                              CONSOL ENERGY INC.
                                                        LG&E CONTRACT #LGE 00010
                                                           KU CONTRACT #KUF00731
                                                                 AMENDMENT NO. 1

                                      WINDSOR COAL COMPANY

                                      BY:  /s/ ROBERT F. PUSATERE
                                           --------------------------------

                                      TITLE:  VICE PRESIDENT, CONSOL ENERGY INC.

                                      DATE:
                                           --------------------------------